Exhibit 99.1

MEI Pharma Appoints Cheryl Cohen, Product Launch and Commercialization Veteran, to its Board of Directors

SAN DIEGO, April 14, 2020 – MEI Pharma, Inc. (NASDAQ: MEIP), a late-stage pharmaceutical company focused on advancing potential new therapies for cancer, today announced the appointment of Cheryl L. Cohen to its board of directors.

“MEI has done a wonderful job building and advancing its oncology pipeline, and I am excited to be joining the team at a time where I can utilize my breath of commercial expertise to help support MEI’s first product potential launch ” said Cheryl L. Cohen. “I think there’s significant opportunity for MEI to improve the lives of patients with cancer and I look forward to working with my new colleagues to advance MEI’s business and support its ongoing success.”

“We welcome Cheryl to the board and look forward to accessing her deep industry expertise, in particular her launch and commercialization experience.” said Christine A. White., M.D., chairman of the board, MEI Pharma. “With ME-401 advancing as a new potential option for patients with B-cell malignancies, and the recently announced global agreement with Kyowa Kirin, the timing of her joining could not be better.”

Ms. Cohen is a highly experienced executive and consultant with more than 25 years in the pharmaceutical and biotechnology industries, with a focus on sales and commercialization. Ms. Cohen is the founder and president of CLC Consulting, LLC, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization. From 2011 to 2014, Ms. Cohen was the chief commercial officer of Medivation, Inc., and led the company’s commercialization organization and launch of Xtandi®. From 2007 to 2008, she served as the vice president, strategic commercial group, of Health Care Systems, Inc., a Johnson & Johnson company, and from 1998 to 2007, she worked at Centocor, Inc., also a Johnson & Johnson company. Earlier in her career, Ms. Cohen worked at Solvay Pharmaceuticals in different roles of escalating responsibility related to pharmaceutical sales.

Ms. Cohen currently serves on the board of directors of three other public companies: Aerpio Pharmaceuticals, Novus Therapeutics and NantKwest. She received her B.A. from Saint Joseph College.

About MEI Pharma MEI Pharma, Inc. (Nasdaq: MEIP) is a late-stage pharmaceutical company focused on developing potential new therapies for cancer. Our portfolio of drug candidates contains four clinical-stage assets, including one candidate in an ongoing global registration trial and another candidate in a Phase 2 clinical trial which may support an accelerated approval marketing application with the U.S. Food and Drug Administration. Each of our pipeline candidates leverages a different mechanism of action with the objective of developing therapeutic options that are: (1) differentiated, (2) address unmet medical needs and (3) deliver improved benefit to patients either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com.

Forward-Looking Statements

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; the impact of the COVID-19 pandemic on our industry and individual companies, including on our counterparties, the supply chain, the execution of our clinical development programs, our access to financing and the allocation of government resources; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

David A. Walsey

VP of IR and Corporate Communications

Tel: 858-369-7104

investor@meipharma.com

Jason I. Spark

Canale Communications for MEI

Tel: 619-849-6005

jason@canalecomm.com